UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, Calavo Growers, Inc. (“Calavo”) appointed Brian Kocher, as Chief Executive Officer, commencing February 1, 2022. Steve Hollister has therefore resigned as Calavo’s interim Chief Executive Officer effective upon Mr. Kocher’s start date, at which time Mr. Hollister will remain a member of Calavo’s board of directors and resume his status as an independent director.

Mr. Kocher, age 52, served as the President and Chief Executive Officer of the Castellini Group of Companies, one of the largest distributors of fresh produce in the United States. Prior to his promotion to CEO, Mr. Kocher served as the company’s Chief Operating Officer. Before his time at Castellini, Mr. Kocher held several executive roles, including Interim CEO, at Chiquita Brands International, a leading producer and distributor of bananas and other produce.

Pursuant to an Employment Agreement between Calavo and Mr. Kocher dated December 20, 2021 (the “Employment Agreement”), Mr. Kocher will receive an annual base salary of $800,000, which is subject to increase on an annual basis at the discretion of Calavo’s Compensation Committee. Mr. Kocher will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan of 100% to 200% of his annual base salary for any fiscal year in which Calavo achieves its annual performance targets established by Calavo’s Compensation Committee for Calavo’s executive officers. The Compensation Committee may also elect to award Mr. Kocher a discretionary bonus. The annual bonus for fiscal year 2022 will not be pro-rated and shall not be less than $400,000. Mr. Kocher will receive restricted shares of Calavo common stock having a value of $1,200,000 upon his commencement date, vesting in three equal annual installments. Calavo will also pay $325,000 of relocation expenses for Mr. Kocher. Mr. Kocher will also be eligible to receive up to 100% of his annual base salary in equity awards pursuant to the terms of Calavo’s Long Term Incentive Plan. In the event that Mr. Kocher’s employment is terminated without cause or upon good reason, Mr. Kocher will receive severance equal to one year of his annual base salary, Calavo-paid health benefits for one year following separation and a pro-rated portion of his annual bonus.

The preceding summary of Mr. Kocher’s employment terms does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement and Severance and Release Agreement, which are filed as Exhibit 99.2 and 99.3 to this Current Report on Form 8-K and which are incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On December 22, 2021, the Company issued a press release announcing the appointment of Mr. Kocher as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Calavo’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated December 22, 2021
99.2	Employment Agreement dated December 20, 2021.
99.3	Severance and Release Agreement dated December 20, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
December 22, 2021

	By:	/s/ Steve Hollister
Steve Hollister
Interim Chief Executive Officer

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